Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is made as of the 28th day of January, 2011, by GAME TRADING TECHNOLOGIES, INC. and GAMERS FACTORY, INCORPORATED (the “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Lender”).

RECITALS

A. The Borrower and the Lender entered into an Amended and Restated Loan Agreement dated November 23, 2010 (as amended, restated, modified, substituted, extended, and renewed from time to time, the “Loan Agreement”). The Loan Agreement provides for some of the agreements between the Borrower and the Lender with respect to the “Line of Credit” (as defined in the Loan Agreement) in an amount not to exceed $5,000,000.

B. The Borrower has requested that the Lender agree to temporarily increase the Borrowing Base under the Loan Agreement.

C. The Lender is willing to agree to the Borrower’s request on the condition, among others, that this Agreement be executed.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Lender agree as follows:

1. The Borrower and the Lender agree that the Recitals above are a part of this Agreement.  Unless otherwise expressly defined in this Agreement, terms defined in the Loan Agreement shall have the same meaning under this Agreement.

2. The Borrower represents and warrants to the Lender as follows:

(a) The Borrower is a corporation duly organized, and validly existing and in good standing under the laws of the state in which it was organized and is duly qualified to do business as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification.

(b) The Borrower has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement.

(c) The Loan Agreement, as amended by this Agreement, and each of the other documents executed in connection with the Loan Agreement (hereinafter referred to as the “Financing Documents”) remains in full force and effect, and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

(d) All of the Borrower’s representations and warranties contained in the Loan Agreement and the other Financing Documents are true and correct on and as of the date of the Borrower’s execution of this Agreement.

(e) No event of default and no event which, with notice, lapse of time or both would constitute an event of default, has occurred and is continuing under the Loan Agreement or the other Financing Documents which has not been waived in writing by the Lender.

(f) The execution, delivery and performance of the terms of this Agreement will not conflict with, violate or be prevented by (i) the Borrower’s charter or bylaws, (ii) any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property, or (iii) any Laws.

3. Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

1.1           “Borrowing Base” means the sum of:

(a)           (i)           for the period lasting from December 31, 2010 through and including February 15, 2011, 85% of the balance due on Acceptable Receivables; and
(ii)           thereafter, 80% of the balance due on Acceptable Receivables; and

(b)           (i)           for the period lasting from December 31, 2010 through and including February 15, 2011 the lesser of Two Million Dollars ($2,000,000) or 25% of the value of Acceptable Inventory; and
(ii)           thereafter the lesser of One Million Five Hundred Thousand Dollars ($1,500,000) or 20% of the value of Acceptable Inventory.

In determining the value of Acceptable Inventory to be included in the Borrowing Base, the Bank will use the lowest of (i) the Borrower’s cost, (ii) the Borrower’s estimated market value, or (iii) the Bank’s independent determination of the resale value of such inventory in such quantities and on such terms as the Bank deems appropriate.

After calculating the Borrowing Base as provided above, the Bank may deduct such reserves as the Bank may establish from time to time in its reasonable credit judgment, including, without limitation, reserves for rent at leased locations subject to statutory or contractual landlord’s liens, inventory shrinkage, dilution, customs charges, warehousemen’s or bailees’ charges, liabilities to growers of agricultural products which are entitled to lien rights under the federal Perishable Agricultural Commodities Act or any applicable state law, and the amount of estimated maximum exposure, as determined by the Bank from time to time, under any interest rate contracts which the Borrower enters into with the Bank (including interest rate swaps, caps, floors, options thereon, combinations thereof, or similar contracts).

4. The Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Loan Agreement, as amended hereby.  The Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

5. The Borrower acknowledges and warrants that the agrees that the Borrower has no (and alternatively waives each and every) counterclaim, recoupment, setoff, reduction or defense with respect to the Obligations or otherwise, however arising, in contract, in tort or otherwise and whenever arising; and alternatively, releases, withdraws, waives and discharges any and all claims, rights, demands, damages, causes of action, judgments or liabilities which the Borrower has, had or may have ever had against the Lender, including but not limited to any arising in connection with the Obligations or otherwise.

6. The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender’s counsel and all recording fees, taxes and charges.

7. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the Laws of Maryland.

8. This Agreement is one of the Financing Documents.  This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same agreement.  Each party to this Agreement agrees that the respective signatures of the parties may be delivered by fax, PDF, or other electronic means acceptable to the Lender and that the parties may rely on a signature so delivered as an original.  Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Agreement with its inked signature, but the party’s failure to deliver a copy of this Agreement with its inked signature shall not affect the validity, enforceability and binding effect of this Agreement.

Signatures begin on the following page.

SIGNATURE PAGE TO FIRST AMENDMENT

AMENDED AND RESTATED LOAN AGREEMENT

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement under seal as of the date and year first written above.

WITNESS/ATTEST:	GAMERS FACTORY, INCORPORATED

/s/Paula C. Michels	By:	/s/ Richard J. Leimbach	(SEAL)
Richard J. Leimbach
Chief Financial Officer

WITNESS/ATTEST:	GAME TRADING TECHNOLOGIES, INC.

/s/ Paula C. Michels	By:	/s/ Richard J. Leimbach	(SEAL)
Richard J. Leimbach
Chief Financial Officer

WITNESS:	BANK OF AMERICA, N.A.

/s/ Michael Kenyon	By:	/s/ Kevin P. Mahon	(SEAL)
Kevin P. Mahon
Senior Vice President

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